SMC Global Securities Limited

Index to Condensed Consolidated Financial Statements

Pages

Statements of Income

2

Balance Sheets

4

Statements of Cash Flows

6

Statements of Changes in Shareholders’ Equity

8

Notes to Financial Statements

9-25

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the quarter ended September 30, (` in thousands, except per share data)	2011	2012	2012 Convenience translation into US$
Revenues:
Commission income	362,623	341,745	6,458
Proprietary trading, net	234,596	271,205	5,125
Distribution income, net	10,786	11,015	208
Interest and dividends	86,039	88,323	1,669
Other income	33,724	8,019	151
Total revenues	727,768	720,307	13,611
Expenses:
Exchange, clearing and brokerage fees	255,931	230,771	4,361
Employee compensation and benefits	236,926	232,596	4,395
Information and communication	24,424	18,910	357
Advertisement expenses	24,604	25,694	486
Depreciation and amortization	30,099	25,781	487
Interest expense	59,309	43,448	821
General and administrative expenses	91,031	96,082	1,816
Total expenses	722,324	673,282	12,723
Operating Income	5,444	47,025	888
Share in profits of equity investee	3,003	-	-
Income before income taxes	8,447	47,025	888
Income taxes	3,926	3,903	73
Net Income	4,521	43,122	815

Net Income attributable to Non-Controlling Interest	(14,408)	(309)	(6)
Fund Transferred to Statutory Reserve	258	1,022	19
Net Income attributable to SMC Global	18,671	42,409	802
Net Income	4,521	43,122	815
Earnings per share:
Basic Earnings before extraordinary gain	1.78	0.38	0.01
Basic Extraordinary gain	-	-	-
Basic Net income	1.78	0.38	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	10,478,387	111,346,245	111,346,245
Diluted Earnings before extraordinary gain	1.78	0.38	0.01
Diluted Extraordinary gain	-	-	-
Diluted Net income	1.78	0.38	0.01
Weighted average number of shares used to compute basic and diluted earnings per share	10,478,387	111,346,245	111,346,245

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the six months ended September 30, (` in thousands, except per share data)	2011	2012	2012 Convenience translation into US$
Revenues:
Commission income	684,391	680,726	12,863
Proprietary trading, net	464,593	545,380	10,306
Distribution income, net	25,020	27,024	511
Interest and dividends	163,141	175,323	3,313
Other income	43,845	24,882	470
Total revenues	1,380,990	1,453,335	27,463
Expenses:
Exchange, clearing and brokerage fees	492,188	464,086	8,770
Employee compensation and benefits	493,483	453,540	8,570
Information and communication	51,464	35,022	662
Advertisement expenses	54,077	64,809	1,225
Depreciation and amortization	67,061	54,547	1,031
Interest expense	115,742	93,457	1,766
General and administrative expenses	177,850	180,215	3,405
Total expenses	1,451,865	1,345,676	25,429
Operating Income	(70,875)	107,659	2,034
Share in profits of equity investee	5,319	-	-
Income before income taxes	(65,556)	107,659	2,034
Income taxes	(4,936)	22,148	418
Net Income	(60,620)	85,511	1,616

Net Income attributable to Non-Controlling Interest	(36,029)	(683)	(13)
Fund Transferred to Statutory Reserve	258	1,584	30
Net Income attributable to SMC Global	(24,849)	84,610	1,599
Net income	(60,620)	85,511	1,616
Earnings per share:
Basic Earnings before extraordinary gain	(2.37)	0.76	0.01
Basic Extraordinary gain	-	-	-
Basic Net income	(2.37)	0.76	0.01
Weighted average number of shares used to compute basic earnings per share	10,478,387	111,346,245	111,346,245
Diluted Earnings before extraordinary gain	(2.37)	0.76	0.01
Diluted Extraordinary gain	-	-	-
Diluted Net income	(2.37)	0.76	0.01
Weighted average number of shares used to compute diluted earnings per share	10,478,387	111,346,245	111,346,245

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (` in thousands)	March 31, 2012	Sept. 30, 2012	Sept. 30, 2012 Convenience translation into US$
Assets
Cash and cash equivalents	213,283	406,553	7,682
Receivables from clearing organizations (net of allowance for doubtful debts of ` Nil as of March 31, 2012 and ` Nil as of September 30, 2012)	211,472	2,176	41
Receivables from customers (net of allowance for doubtful debts of `125,030 as of March 31, 2012 and `134,068 as of September 30, 2012)	1,559,887	1,363,304	25,762
Due from related parties	65,192	65,218	1,232
Securities owned:
Marketable, at market value	995,583	1,659,409	31,357
Commodities, at market value	370,540	310,954	5,876
Derivatives assets held for trading	543,906	368,588	6,965
Investments	171,741	570,700	10,784
Deposits with clearing organizations and others	3,530,004	3,191,290	60,304
Property and equipment (net of accumulated depreciation of ` 480,941 as of March 31, 2012 and `517,611as of September 30, 2012)	252,279	221,517	4,186
Intangible assets (net of accumulated amortization of ` 131,214 as of March 31, 2012 and ` 133,023 as of September 30, 2012)	28,724	23,998	454
Deferred taxes, net	251,711	268,838	5,080
Other assets	1,155,300	1,139,799	21,538
Total Assets	9,349,622	9,592,344	181,261
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	109,717	426,248	8,054
Payable to customers	2,643,708	2,971,647	56,154
Derivatives held for trading	7,210	-	-
Accounts payable, accrued expenses and other liabilities	241,610	268,219	5,068
Due to related parties	4,170	1,459	28
Overdrafts and long term debt	1,759,476	847,395	16,013
Total Liabilities	4,765,891	4,514,968	85,317
Commitments and contingencies (Note 22)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (` in thousands)	March 31, 2012	Sept. 30, 2012	Sept. 30, 2012 Convenience translation into US$
Shareholders' Equity
Common Stock	109,458	226,269	4,276

(140,050,000 common stock authorized; 10,945,758 and 113,134,450 equity shares issued and outstanding as of March 31, 2012 and September 30, 2012; par value ` 10 as of March 31, 2012 and par value ` 2 as of  September 30, 2012)

Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil and Nil preference shares issued outstanding as of March 31,2012 and September 30, 2012; par value ` 10)
Subscription received in advance	10,000	-	-
Additional paid in capital	3,367,249	3,660,446	69,169
Retained earnings	766,046	858,553	16,223
Accumulated other comprehensive income / (loss)	(945)	(2,819)	(53)
Total Shareholders' Equity	4,251,808	4,742,449	89,615
Non controlling interest	331,923	334,927	6,329
Total Liabilities and Shareholders' Equity	9,349,622	9,592,344	181,261

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the six months ended September 30, (` in thousands)	2011	2012	2012 Convenience translation into US$
Cash flows from operating activities
Net profit	(24,849)	84,610	1,599
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	67,060	54,547	1,031
Deferred tax expense / (benefit)	(22,923)	(17,127)	(324)
Share of loss in equity investee and extraordinary gain	(5,319)	-	-
(Gain)/Loss on sale of property and equipment	343	1,142	22
(Gain) / Loss on sale of investment	(2,491)	(3,180)	(60)
Fair value (gain) / loss on investment	16,010	(7,642)	(144)
Fair value (gain) / loss on trading securities	47,896	3,033	57
Fund transferred to Statutory Reserve	258	1,584	30
Minority Interest	(36,029)	9,317	176
Allowance for doubtful debts	-	12,936	244
Provision for gratuity & Leave Encashment	4,371	6,845	129
Changes in assets and liabilities:
Receivables from clearing organizations	337,804	209,296	3,955
Receivables from customers	(324,317)	183,647	3,470
Dues from related parties	57,984	(26)	-
Dues to related parties	6,373	(2,711)	(51)
Securities owned	207,407	(666,859)	(12,601)
Commodities	(30,642)	59,586	1,126
Derivatives held for trading	(67,372)	168,108	3,177
Deposits with clearing organizations and others	(2,247,641)	338,714	6,400
Other assets	(195,660)	15,501	293
Membership in exchange	(456)	-	-
Payable to broker-dealers and clearing organizations	(8,599)	316,531	5,981
Payable to customers	2,406,592	327,939	6,197
Accounts Payable and Accrued expenses	264,285	19,764	373
Net cash used in operating activities	450,085	1,115,555	21,080
Cash flows from investing activities
Purchase of property and equipment	(7,297)	(22,147)	(418)
Proceeds from sale of property and equipment	2,331	2,101	40
Purchase of investments	(25,000)	(419,100)	(7,920)
Proceeds from sale of investments	62,500	30,963	585
Acquisition of intangible assets	(4,329)	(156)	(3)
Net cash used in/from investing activities	28,205	(408,339)	(7,716)

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the six months ended September 30, (` in Thousands)	2011	2012	2012 Convenience translation into US$
Cash flows from financing activities
Net movement in overdrafts and long term debts	(267,140)	(912,080)
			(17,235)
Subscription received in advance	-	(10,000)	(189)
Issue of Share Capital	-	3,677	69
Additional paid in capital	-	406,331	7,678
Net cash provided by financing activities	(267,140)	(512,072)	(9,677)
Effect of exchange rate changes on cash and cash equivalents	(7,173)	(1,874)	(35)
Net Increase / (decrease) in cash and cash equivalents during the period	203,977	193,270	3,652
Add : Balance as of beginning of the period	119,243	213,283	4,030
Balance as of end of the period	323,220	406,553	7,682

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

Six months ended September 30, 2011

(` in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2011	10,478,387	104,784	6000	2,903,173	821,325	-	8,739	139,002	3,983,023
Subscription refunded		-	-	-	-	-	-	-	-
Net income for the period		-	-	-	(24,591)	-	(7,173)	(36,028)	(67,792)
Balance as of September 30, 2011	10,478,387	104,784	6,000	2,903,173	796,734	-	1,566	102,974	3,915,231
Balance as of September 30, 2011 Convenience translation into US$		2,136	123	59,188	16,243	-	32	2,099	79,821

Six months ended September 30, 2012

(` in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2012	10,945,758	109,458	10,000	3,367,249	766,046	-	(945)	331,923	4,583,731
Issue of Share Capital	367,687	3,677	(10,000)	406,331	-	-	-	-	400,008
Sub-Division of Share	45,253,780	-	-	-	-	-	-	-	-
Issue of Bonus Shares	56,567,225	113,134	-	(113,134)	-	-	-	-	-
Release of a part of Share Capital to minority by one of the subsidiaries	-	-	-	-	6,313	-	-	3,687	10,000
Fund Transferred to Statutory Reserve	-	-	-	-	1,584	-	-	-	1,584
Net income for the period	-	-		-	84,610	-	(1,874)	(683)	82,053
Balance as of September 30, 2012	113,134,450	226,269	-	3,660,446	858,553	-	(2,819)	334,927	5,077,376
Balance as of September 30, 2012 Convenience translation into US$		4,276	-	69,169	16,223	-	(53)	6,329	95,944

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Condensed Financial Statements (Unaudited)

(` in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, MCX and USE Stock Exchange Limited in currency segment of the Exchange. The Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”), National Multi Commodity Exchange of India Limited (“NMCE”) and National Spot Exchange Limited (“NSEL”)  in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited  holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and consultancy. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has also formed a wholly owned subsidiary, SMC ARC Limited. The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmadabad Stock Exchange, Calcutta Stock Exchange and Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Investments, SMC Capitals, SMC ARC, Moneywise Financial, SMC Comex and SMC Insurance, from the date of acquisition.

The company also consolidates the results of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) as the company has acquired complete control over its operating and financial decisions . The Company had invested ` 159,900 to acquire 15,990,000 equity shares of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) representing 39% interest. The Company had invested ` 3,900 to acquire 390,000 equity shares of Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) representing 39% interest.

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “`” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended September 30, 2012 have been translated into U.S.dollars (US$) at US$1.00 = ` 52.92 based on the spot exchange as on September 30, 2012 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at September 30, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2012, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In May 2011, the FASB issued amendments to the existing guidance on fair value measurement in Accounting Standards Update No. 2011-04—"Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs". The amendments are intended to create consistency between U.S. generally accepted accounting standards and International Financial Reporting Standards on measuring fair value and disclosing information about fair value measurements. The amendments clarify the application of existing fair value measurement requirements including (i) the application of the highest and best use valuation premise concepts, (ii) measuring the fair value of an instrument classified in a reporting entity's shareholders' equity, and (iii) quantitative information required for fair value measurements categorized within Level 3. In addition, the amendments require additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The amendments in this update are effective for fiscal years, and interim periods beginning on or after December 15, 2011. These changes are required to be applied prospectively. The Company does not expect a material impact upon adoption of the provisions of the FASB guidance on the Company's consolidated financial statements.

In June 2011, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update No. 2011-05—"Comprehensive Income (Topic 220): Presentation of Comprehensive Income" an amendment to the existing guidance on the presentation of comprehensive income. Under the amended guidance, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option in U.S. GAAP to present other comprehensive income in the statement of changes in equity. The amendments are effective on a retrospective basis for fiscal years, and interim periods within those years, beginning on or after December 15, 2011. The adoption of this amendment will result in a change to the Company's current presentation of comprehensive income.

In September 2011, the FASB issued ASU 2011-08, "Intangibles—Goodwill and Other (Topic 350)." The objective of this update is to simplify how entities test goodwill for impairment. This update permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The update is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011. The Company does not expect any material impact upon the adoption of this update.

In December 2011, the FASB issued guidance enhancing disclosure requirements about the nature of an entity's right to offset and related arrangements associated with its financial instruments and derivative instruments. The new guidance requires the disclosure of the gross amounts subject to rights of set-off, amounts offset in accordance with the accounting standards followed, and the related net exposure. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, we do not anticipate material impact on our financial statements upon adoption.

3.

Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The Company has entered following share purchase agreements with SANLAM International Investment Partners Limited dated 30th May, 2011:

Purchase of 25,010,000 equity shares being 61% equity interest in SMC Finvest Limited (Formerly Sanlam Investment Management (India) Limited) at ` 8.80 per share aggregating

` 220,088.

Purchase of 610,000 equity shares 61% interest in Moneywise Finvest Limited (Formerly Sanlam Trustee Company (India) Limited) at ` 9.67 per share for ` 5,899;

Purchase of 7,499,999 equity shares being 49.99% interest in SMC Investment and Advisors Limited (Formerly Sanlam Investment and Advisors (India) Limited) at ` 40 per share for

` 299,999.

After the execution of the above share purchase agreements, the above companies will become wholly owned subsidiaries of the Group. The above mentioned purchase agreement shall be executed on completion of conditions precedent to the agreement and receipt of requisite approvals.

The company also consolidates the results of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited)  as the company has acquired complete control over its operating and financial decisions (accounted under equity method of accounting prior to financial year ended March 31, 2012). The Company had invested ` 159,900 to acquire 15,990,000 equity shares of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) representing 39% interest. The Company had invested ` 3,900 to acquire 390,000 equity shares of Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) representing 39% interest.

The company has allotted 367,687 equity shares of ` 10/- each at a premium of ` 1105.10 (Total consideration of ` 410,008) to SANLAM International Investment Partners Limited through private placement on preferential basis as per the terms and conditions stipulated in the share subscription agreement dated 30th May 2011.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of	March 31, 2012	September 30, 2012	September 30, 2012
			US $
Receivable from clearing organizations	211,472	2,176	41
Total	211,472	2,176	41

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2012	September 30, 2012	September 30, 2012
			US $
Equity shares	995,583	1,659,409	31,357
Total	995,583	1,659,409	31,357

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of	March 31, 2012	September 30, 2012	September 30, 2012
			US $
Exchange traded derivatives held for trading	543,906	368,588	6,965
Total	543,906	368,588	6,965

8.

Other Assets

Other assets consist of:

As of	March 31, 2012	September 30, 2012	September 30, 2012
			US $
Advance to BCCL	414,671	388,018	7,332
Prepaid expenses	67,915	53,146	1,004
Security deposits	54,094	54,923	1,038
Advance tax, net	82,409	105,330	1,990
Others	536,211	538,382	10,174
Total	1,155,300	1,139,799	21,538

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily include advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

              Property and equipment consist of:

As of	March 31, 2012	September 30, 2012	September 30, 2012 US $
Land	10,022	10,022	189
Building	56,084	55,982	1,058
Equipment	100,710	99,627	1,883
Furniture and Fixture	189,919	185,075	3,497
Computer Hardware	302,531	312,645	5,908
Vehicle	37,287	38,877	735
Satellite Equipment	36,667	36,900	697
Total property and equipment	733,220	739,128	13,967
Less: Accumulated depreciation	480,941	517,611	9,781
Total property and equipment, net	252,279	221,517	4,186

Depreciation expense amounted to ` 22,943 and ` 48,447 for the three and six months ended September 30, 2012 respectively. Depreciation expense amounted to ` 23,817 and ` 54,143 for the three and six months ended September 30, 2011 respectively.

Property and equipment includes following assets under capital lease:

As of	March 31, 2012	September 30, 2012	September 30, 2012 US $
Vehicle	11,771	11,771	222
Total leased property and equipment	11,771	11,771	222
Less: Accumulated depreciation	3,659	4,859	92
Total leased property and equipment, net	8,112	6,912	130

10.

Intangible Assets

Intangible assets consist of:

As of	March 31, 2012	September 30, 2012	September 30, 2012 US $
Intangible assets subject to amortization
Software	133,158	130,086	2,458
Customer relationship	7,500	7,500	142
Intangible assets not subject to amortization
Goodwill	14,725	14,725	279
Membership in exchanges	4,555	4,710	89
Total intangible assets	159,938	157,021	2,968
Less: Accumulated amortization	131,214	133,023	2,514
Total intangible assets, net	28,724	23,998	454

 AmorAmortization expense amounted to ` 2,838 and ` 6,100 for the three and six months ended September 30, 2012 respectively. Amortization expense amounted to ` 6,282 and ` 12,917 for the three and six months ended September 30, 2011 respectively.

11.

Investments

Investments consist of:

As of	March 31, 2012	September 30, 2012	September 30, 2012 US $
Trading Investment	124,226	524,243	9,906
Other investment	47,515	46,457	878
Total	171,741	570,700	10,784

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Pvt. Ltd. The Group accounts for its investment in Trackon Telematics Pvt. Ltd. under equity method of accounting. In view of continuous losses and non availability of any financial information of Equity Investee, the management has written off the value of investment during the financial year ended March 31, 2012.

Trading investment consists of investment in shares, mutual fund and derivatives and includes ` 6,334 as of September 30, 2012 of net unrealized gain/(loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was ` 1,032,151 and ` 197,800 as of March 31, 2012 and September 30, 2012, respectively, at average effective interest rates of 11.02% and 10.50% respectively.  Deposits have been pledged by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were ` 197,439 and ` 121,727 at March 31, 2012 and September 30, 2012, respectively.

Long Term Debt

Long term debt outstanding comprises of loans taken against vehicles. The long term debt was `  4,886 and ` 2,868 at March 31, 2012 and September 30, 2012, respectively, at average effective interest rates of 9.9% and 9.86%, respectively.  Long term debt is secured by hypothecation of vehicles.

Long-term debt outstanding comprises of term loan facilities. The long-term debt was ` 525,000 and ` 525,000 at March 31, 2012 and September 30, 2012, respectively, at average effective interest rates of 12.6% and 12.6%, respectively.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of ` 30,000 in NSE and ` 30,000 in BSE. As of March 31, 2012 and September 30, 2012, the net capital as calculated in the periodic reports was ` 1,165,176 and ` 1,820,090, which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX, NCDEX, ICEX, ACE, NMCE, NCDEX Spot and NSEL in India, which specifies minimum net capital requirements of ` 5,000 in each. As of March 31, 2012 and September 30, 2012, the net capital as calculated in the periodic reports was ` 714,647 and ` 715,201, which was in excess of its net capital requirement.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2012 and September 30, 2012, the net capital as calculated in the periodic reports was ` 32,298 and ` 40,506.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of ` 50,000. As of March 31, 2012 and September 30, 2012, the net capital as calculated in the periodic reports was ` 85,983 and ` 72,492, which was in excess of its net capital requirement.

14.

Payable to Broker Dealers and Clearing Organizations

As of	March 31,2012	September 30, 2012	September 30, 2012 US $
Payable to clearing organizations	29,609	353,284	6,676
Commission payable	80,108	72,964	1,378
Total	109,717	426,248	8,054

15.

Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31,2012	September 30, 2012	September 30, 2012 US $
Security deposits	25,142	23,937	452
Accrued expenses	56,519	92,248	1,743
Other liabilities	30,454	31,644	598
Provision for gratuity	30,044	30,219	571
Salary payable	76,585	60,382	1,141
Others	22,866	29,789	563
Total	241,610	268,219	5,068

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

16.

Distribution Income

The net distribution income comprises of:

Quarter ended September 30,	September 30, 2011	September 30, 2012	September 30, 2012 US $
Gross distribution revenue	69,752	52,727	996
Less: Distribution revenues attributable to sub-brokers	56,601	41,712	788
Net distribution income	13,151	11,015	208

Six months ended September 30,	September 30, 2011	September 30, 2012	September 30, 2012 US $
Gross distribution revenue	125,199	156,330	2,954
Less: Distribution revenues attributable to sub-brokers	94,830	129,306	2,443
Net distribution income	30,369	27,024	511

17.

Employee benefits

The Gratuity Plan

Net gratuity cost for the three months ended September 30, 2011 and 2012 comprises the following components:

Quarter ended September 30,	2011	2012	2012 US $
Service cost	1,292	1692	34
Interest cost	324	434	9
Amortization	(145)	(340)	(7)
Net gratuity costs	1,471	1786	36

Six months ended September 30,	2011	2012	2012 US $
Service cost	3,163	3,629	69
Interest cost	741	918	17
Amortization	(338)	(777)	(15)
Net gratuity costs	3,566	3,770	71

Provident Fund

The Company’s contribution towards the provident fund amounted to ` 3,464 and ` 7,238 for the three and six months ended September 30, 2012 respectively.

The Company’s contribution towards the provident fund amounted to `4,390 and ` 9,284 for the three and six months ended September 30, 2011 respectively.

18.

Income Taxes

The effective tax rate was 32.445% and 32.445% in the three and six months ended September 30, 2012 respectively. The effective tax rate was 32.445% and 32.445% for the three and six months ended September 30, 2011 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2009-10 and onwards.  The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2012	September 30, 2012	September 30, 2012 US $
Fixed deposits	3,126,861	2,874,025	54,309
Securities owned	532,028	-	-
Total	3,658,889	2,874,025	54,309

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Federal Bank Limited, one of the bankers to the Group, has created charge over Term Deposit for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares from Kotak Mahindra Bank, Citi Bank and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

The group has obtained a term loan of ` 525,000 from ICICI Bank. It is secured by a first pari passu charge over all its movable property (present and future) and other tangible and intangible assets, includes trade receivables and current assets. It is further secured by pledging 10% of total paid up capital by promoters. The promoters have also provided a non disposable undertaking for 10% of paid up capital of the company. The debt is also secured by personnel guarantee of directors.

20.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended September 30, (in %)	2011	2012
Revenue from top two customers	0.76	1.65
Revenue from top five customers	1.19	3.22
Revenue from top ten customers	2.42	5.00

Six months ended September 30, (in %)	2011	2012
Revenue from top two customers	1.41	1.62
Revenue from top five customers	2.77	2.86
Revenue from top ten customers	4.41	4.34

21.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

        The Group has recognized the following segments on the basis of Business activities carried on (including by its subsidiaries), in respect of which financial statements are consolidated with the financial statements of the Company.

        The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Quarter ended September 30,	2012
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	386,787	158,063	60,724	12,196	11,376	8,528	2,007	(7,697)	631,984	11,943
Earnings after taxes	50,355	(13,843)	9,094	(9,323)	12,160	(6,663)	1,342	-	43,122	815
Total assets	630,358	(135,143)	(8,322)	(11,362)	54,884	(919)	1,373	(215,410)	315,459	5,961

Quarter ended September 30,	2011
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	340,290	240,561	43,461	13,356	(4,546)	15,163	793	(7,349)	641,729	13,083
Earnings after taxes	9,757	26,044	(5,179)	(28,816)	2,826	(4,108)	995	-	1,519	31
Total assets	(151,992)	1,946,640	29,810	(29,775)	(150,389)	(1,089)	620	202,113	1,845,938	37,634

Six months ended September 30,	2012
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	749,089	369,232	118,279	24,407	13,269	13,329	2,317	(11,910)	1,278,012	24,150
Earnings after taxes	62,383	13,229	18,760	(19,273)	22,514	(13,491)	1,389	-	85,511	1,616
Total assets	8,537,270	2,050,039	192,960	176,827	1,175,463	83,081	25,573	(2,648,869)	9,592,344	181,261

Six months ended September 30,	2011
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	711,835	392,730	88,175	24,421	(2,489)	18,892	935	(16,651)	1,217,848	24,829
Earnings after taxes	7,645	23,471	(15,760)	(72,058)	1,289	(10,691)	173	-	(65,937)	(1,344)
Total assets	7,279,309	3,795,534	272,893	226,988	759,375	103,218	23,536	(2,132,855)	10,327,998	210,561

22.

Commitments and Contingent Liabilities

a)  Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to ` 27,582 and ` 55,866 for the three and six months ended September 30, 2012 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2012 and September 30, 2012, guarantees of ` 2,710,075 and ` 3,197,575 are provided by various banks to exchange clearing houses and sale tax authorities for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.8% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

SMC Group has only one Show Cause Notice , issued by SEBI, pending as on date of reporting. Details of that show cause notice is  as under;

SHOW CAUSE NOTICE UNDER REGULATIONS 25 OF SEBI (INTERMEDIARIES) REGULATIONS, 2008 VIDE NOTICE NO. EAD-4/ENQ/PKB/EIF-13/OW/22480/2010 DATED 6TH OCTOBER 2010 &  further MIRSD-2/AM-KR/8588/2012 dated 16th april 2012,

SEBI issued a show cause notice dated October 6, 2010 to the Company alleging therein that the Company has violated Clauses A1, A2, and A5 and C6 of conduct for stock brokers specified in Schedule II read with Regulation 7 of SEBI (Stock Brokers and Sub-Brokers) Regulation, 1992, Clauses 1, 2 and 5 of model Clearing Member-Trading Member agreement specified by SEBI vide circular No. FITTC/DC/CIR-3468/98 dated December 3, 1998 and NSCCL circular No. NSCC/F&O/C&S/132 dated October 8, 2002 and NSCC/F&O/C&S/200/2003 dated June 17, 2003 for not collecting required margin from its trading members, wrong reporting of “margin as collected” to exchange, providing excessive exposure to its trading members  and not following the policy of compulsory square-off of the positions of the trading members widening the gap between the margin and the exposure resulting in ultimate default.The Company filed their reply dated April, 19, 2010, November, 25, 2010 and May 09, 2011 denying all allegations made in show cause notice.

SEBI further issued a post enquiry show cause notice under regulation 28(1) of the SEBI (Intermediaries) Regulations, 2008 dated April 16, 2012 (“Post Enquiry Show Cause Notice”) enclosing copy of designated authority’s report dated December 12, 2011 which report provides that SEBI vide letter dated March 26, 2009, advised NSE to examine the matter and submit a report. The Post Enquiry Show Cause Notice was  replied vide its letter dated May 14, 2012 denying all the allegations in the Post Enquiry Show Cause Notice and requested for a hearing before the Whole Time Member. SEBI on May 18, 2012 replied to the Company’s letter stating that the Company has not replied to the allegations as mentioned in the Post Enquiry Show Cause Notice and has sought for certain procedural clarifications and a personal hearing. In view thereof, SEBI advised to the Company to submit its reply together with the documents, if any, that the Company may choose to rely upon. The Company on May 28. 2012 responded to SEBI’s letter dated May 18, 2012 requesting for liberty to reply by June 30, 2012. The Company replied to SEBI on June 22, 2012 and requested that the Whole Time Member of SEBI should hear and adjudicate upon the preliminary issues raised by the Company and after hearing the Company should the decision of the preliminary issues be adverse to the Company, the Company may be given an opportunity to reply to new allegations in the Post Enquiry Show Cause Notice. SEBI granted a personal hearing to the Company on October 04, 2012 vide its letter dated September 04, 2012. SEBI also sent another letter dated September 11, 2012 informing the Company that it should submit the point-wise reply in respect to the Post Enquiry Show Cause Notice by September 28, 2012. The Company responded to SEBI on September 14, 2012 seeking another date on or after October 18, 2012 for the personal hearing as its counsel was not available. The Company also sent another letter dated September 25, 2012 to SEBI requesting that if SEBI appreciated the preliminary issues then nothing more would be required and should SEBI decides against the Company in respect to the preliminary issue of jurisdiction, then the need of detail reply with supporting documents will arise which are likely to be voluminous and will be time consuming task.

SEBI further sent a letter dated September 20, 2012 informing the Company that based on request of the Company, the personal hearing shall be conducted on November 09, 2012.

23.

Subsequent Events

On October 30, 2012, the Company partly pre-paid an amount of ` 425,000 towards the long term debt facility. As on date, the amount outstanding in this facility is ` 100,000.